                                       May 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.3
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3

                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $267,901,020   6.520%    $1,434,253    $1,434,253   $29,722,202     $238,178,818
  R                100             0   6.520%             0             0             0                0
  B-1        5,257,000     5,247,273   6.520%        28,092        28,092         4,595        5,242,679
  B-2       13,142,815    13,118,498   6.520%        70,232        70,232        11,487       13,107,011

          $350,471,515  $286,266,791             $1,532,577    $1,532,577   $29,738,284     $256,528,508



